SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON D.C. 20549





                               FORM 8-K
                            CURRENT REPORT


                PURSUANT TO SECTION 13 OR 15(D) OF THE
                    SECURITIES EXCHANGE ACT OF 1934


                DATE OF REPORT (DATE OF EARLIEST EVENT
                       REPORTED): JUNE 23, 1995





                       GOLD RESERVE CORPORATION
        (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)





            MONTANA            1-8372            81-0266636
           (STATE OF         (COMMISSION         (IRS EIN)
         INCORPORATION)      FILE NUMBER)





                    1940 SEAFIRST FINANCIAL CENTER
                           SPOKANE, WA 99201
                            (509) 623-1500
                  (REGISTRANTS ADDRESS AND PHONE NO.)

     ITEM 5.  OTHER EVENTS

     Pursuant to a plan of exchange approved by the Company's shareholders on May 19, 1995, each issued and outstanding share of Gold Reserve de Aruba A.V.V. (Gold Reserve Aruba) and Glandon Company A.V.V. (Glandon), other than shares held by the Company, was exchanged for .3687 and .1697 share of the Company, respectively.

     The number of shares received by the minority shareholders was determined by multiplying the number of shares of Gold Reserve Aruba and Glandon held by the exchanging shareholders by the ratio determined by reference to an implied market valuation of the Brisas concession, which is the Company's most significant asset. The exchange was predicated on the opinion of an independent financial advisor retained for the benefit of the Company and the minority shareholders of Gold Reserve Aruba and Glandon.

     As a result of the exchange, the Company issued 1,329,183 common shares 645,261 common shares to former minority shareholders of Gold Reserve de Aruba A.V.V. and 683,922 common shares to former minority shareholders of Glandon Company A.V.V. In consequence of the exchange, Gold Reserve de Aruba A.V.V. and Glandon Company A.V.V. are now wholly-owned subsidiaries of the Company. Subsequent to the exchange, the Company had 20,407,188 shares issued and outstanding.

                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             GOLD RESERVE CORPORATION
                             REGISTRANT



     DATED: JUNE 28, 1995    BY: /s/ Robert A. McGuinness
                                 _______________________________
                                 ROBERT A. MCGUINNESS
                                 VICE PRESIDENT  FINANCE
                                 CHIEF FINANCIAL OFFICER
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